Exhibit 21
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          SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION


                                                        State of
Name of Corporation                                   Incorporation
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Denver & Rio Grande Western Railroad Company . . . .    Delaware
Overnite Transportation Company. . . . . . . . . . .    Virginia
St. Louis Southwestern Railway Company . . . . . . .    Missouri
Southern Pacific Rail Corporation. . . . . . . . . .    Utah
Southern Pacific Transportation Company. . . . . . .    Delaware
SPCSL Corp . . . . . . . . . . . . . . . . . . . . .    Delaware
Union Pacific Railroad Company . . . . . . . . . . .    Utah